Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Elizabeth Owen
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com

LEVI STRAUSS & CO. REPORTS THIRD-QUARTER 2021 FINANCIAL RESULTS
NET REVENUES UP 41% VERSUS Q3 2020 AND UP 3% VERSUS Q3 2019
GROSS MARGIN EXPANSION DRIVES OPERATING MARGIN OF 14.4%
DILUTED EPS WAS $0.47 VERSUS $0.07 IN Q3 2020 AND $0.30 IN Q3 2019
COMPANY RAISES FISCAL 2021 OUTLOOK AND AUTHORIZES SHARE REPURCHASE PROGRAM

SAN FRANCISCO (October 6, 2021) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the third quarter ended August 29, 2021. Due to the significant impact of COVID-19 on prior year figures, this release also includes comparisons to the same period in 2019 for additional context.
Financial Highlights for the Third Quarter
•Reported net revenues of $1.5 billion up 41% versus Q3 2020 and up 3% versus Q3 2019
◦Direct-to-Consumer reported net revenues up 34% versus Q3 2020 and up 4% versus Q3 2019
◦Global Wholesale reported net revenues up 45% versus Q3 2020 and up 3% versus Q3 2019
◦Net revenues through all digital channels grew 10% versus Q3 2020 and 76% versus Q3 2019
◦Digital sales represented approximately 20% of total third quarter revenues
•Gross margin was 57.6%; Adjusted gross margin was 57.5%, up 390 basis points from Q3 2020 and 450 from Q3 2019
•Operating margin was 14.4%; Adjusted EBIT margin expanded to a third quarter record of 14.8%, up from 7.9% in Q3 2020 and 12.2% in Q2 2019
•Net income was $193 million; Adjusted net income was $197 million up from $31 million in Q3 2020 and $128 million in Q3 2019
•Diluted EPS was $0.47; Adjusted diluted EPS was $0.48, up from $0.08 in Q3 2020 and $0.31 in Q3 2019
•Adjusted free cash flow for the first nine months of 2021 was $251 million, above prior year
Subsequent to Quarter- End:
•The company paid back the remaining $200 million balance of its 2025 Notes, returning gross debt back to pre-pandemic levels
•The company completed the acquisition of Beyond Yoga, for an aggregate purchase price of approximately $400 million, diversifying the business into the high growth activewear segment
•The Board of Directors authorized a $200 million share repurchase program
“We delivered a strong quarter with revenue growth versus pre-pandemic 2019 levels, despite a more difficult macro-environment than we expected,” said Chip Bergh, president and chief executive officer of Levi Strauss & Co. “These results reflect the strength of the Levi brand, improving momentum in our direct-to-consumer business and the scale and agility of our supply chain network where we have executed against macro-headwinds exceptionally well. Our future is bright given our iconic Levi brand and the acquisition of Beyond Yoga, which establishes our position in the fast growing, high-margin premium activewear market as we continue to capitalize on global casualization trends.”

“Adjusted EBIT margin exceeded our expectations driven by strong brand momentum,” said Harmit Singh, chief financial officer of Levi Strauss & Co. “Looking ahead, we are raising our outlook across revenues and profits. We have taken pricing actions and believe we have pricing power to mitigate inflationary pressures. Our third quarter performance combined with our confidence in our outlook also enables us to allocate capital across all of our core priorities: investing in our business; paying down debt; closing an inorganic acquisition; and returning cash to shareholders in the form of dividends and a newly-authorized $200 million share repurchase program.”
COVID Update
The company continued to experience temporary door closures during the third quarter due to the resurgence of COVID-19 cases and resultant lockdowns in affected geographies. Approximately 10 percent of company-operated doors were closed globally during the quarter, primarily in Asia, where traffic remained at very low levels and approximately 20 percent of company-operated and a large portion of third-party retail locations were closed. Currently, approximately four percent of company-operated stores around the globe are closed.

Third-Quarter Total Company Overview

	Three Months Ended		Increase (Decrease) As Reported	Nine Months Ended		Increase (Decrease) As Reported
($ millions, except per-share amounts)	August 29, 2021	August 23, 2020		August 29, 2021	August 23, 2020
Net revenues	$1,498	$1,063	41%	$4,079	$3,067	33%
Net income (loss)	$193	$27	*	$401	$(184)	318%
Adjusted net income	$197	$31	*	$431	$2	*
Adjusted EBIT	$222	$84	163%	$510	$68	*
Diluted earnings (loss) per share(1)	$0.47	$0.07	40¢	$0.97	$(0.46)	143¢
Adjusted diluted earnings per share(1)	$0.48	$0.08	40¢	$1.05	$0.01	104¢
(1) Note: per share increase (decrease) compared to prior year displayed in cents
* Not meaningful
•Net revenues of $1,498 million increased 41 percent on a reported basis, and 38 percent on a constant-currency basis, compared to the same period in the prior year.
–Wholesale net revenues increased 45 percent reflecting strong demand in the U.S. and Europe.
–Direct-to-Consumer ("DTC") net revenues increased 34 percent due to increased revenues from our company-operated stores. As a percentage of third quarter company net revenues, sales from DTC stores and e-commerce comprised 30 percent and six percent respectively.
–The company’s global digital net revenues grew approximately 10 percent compared to the same period in the prior year and comprised approximately 20 percent of third quarter fiscal 2021 net revenues.
–Compared to the third quarter of fiscal 2019, total company net revenues increased three percent on a reported basis and two percent on a constant-currency basis. On a reported basis, net revenues for wholesale grew three percent and DTC net revenues increased four percent due to company-operated e-commerce growth of 44 percent and an inflection of company operated store growth in the Americas and Europe.
•Gross profit was $862 million, as compared to $577 million in the same quarter in the prior year. Gross margin was 57.6 percent of net revenues, up from 54.3 percent in the same quarter of the prior year. Adjusted gross margin, which excludes the COVID-19 related charges, was 57.5 percent, an increase of 390 basis points compared to the same period in the prior year. The increase in gross margin reflects a higher proportion of sales in our DTC channel, which has higher gross margins, price increases, lower promotions, and a higher share of full price sales. Favorable currency exchange rates benefited year-over-year comparisons by approximately 20 basis-points.

•Selling, general and administrative (SG&A) expenses were $650 million compared to $484 million in the same quarter in the prior year. Adjusted SG&A in the third quarter of fiscal 2021 was $640 million compared to $485 million in the same quarter in the prior year, due to an increase in incentive compensation and higher selling expenses reflecting increased sales and higher advertising and promotion expenses. Compared to 2019, SG&A expenses were up $54 million reflecting an increase in DTC investments, higher compensation expense and higher advertising.
•Operating income of $216 million compared to $92 million in the same quarter in the prior year. Adjusted EBIT of $222 million compared to $84 million in the same quarter of the prior year. The increases were primarily due to higher net revenues and gross margin partially offset with higher SG&A expenses in the current year.
•Net income was $193 million compared to $27 million in the same quarter of the prior year and Adjusted net income was $197 million compared to $31 million in the same quarter of the prior year. The increases were primarily due to the increase in operating income and Adjusted EBIT, respectively, as described above. Additionally, the company recorded foreign exchange losses in the prior year, and in the current year, incurred a lower tax rate and lower interest expense reflecting our debt refinancing and repayment activity.
•Adjusted diluted earnings per share increased to $0.48 as compared to $0.08 for the same prior-year period.
Additional information regarding Adjusted gross margin, Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted net loss and Adjusted diluted earnings per share, as well as amounts presented on a constant-currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.

Third-Quarter Regional Overview
Reported regional net revenues and operating income for the quarter are set forth in the table below:

	Net Revenues			Operating Income (Loss) *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	August 29, 2021	August 23, 2020		August 29, 2021	August 23, 2020
Americas	$838	$550	52%	$203	$92	120%
Europe	$494	$390	27%	$140	$88	59%
Asia	$165	$123	34%	$(16)	$(23)	30%
* Note: Regional operating income is equal to regional Adjusted EBIT.
•In the Americas, net revenues and operating income increased versus 2020 reflecting the impact of the pandemic on prior year results.
Compared to the third quarter of fiscal 2019, Americas net revenues grew nine percent. The region’s wholesale net revenues grew 11 percent driven by strong performance of the Levi’s brand and Signature. The region’s DTC net revenues increased four percent primarily due to growth in e-commerce net revenues, which were up 40 percent, driven by higher traffic and conversion. Net revenues through all digital channels grew 65 percent and represented 18 percent of the region’s sales in the quarter.
Operating income for the region increased due to higher net revenues, gross margins, and lower SG&A expenses as a percentage of net revenues as compared to the third quarter of fiscal 2019.
•In Europe, net revenues and operating income increased versus 2020, reflecting the impact of the pandemic on prior year results.
Compared to the third quarter of fiscal 2019, Europe net revenues grew seven percent on a reported basis and three percent on a constant-currency basis, driven by growth across all channels. Wholesale net revenues increased three percent, driven by digital pure-players, while DTC net revenues increased 12 percent, driven by strong performance in our outlet stores. Company e-commerce net revenues grew 41 percent versus the third quarter of fiscal 2019. Net revenues through all digital channels grew 87 percent and represented 24 percent of the region’s sales in the quarter.
Operating income for the region increased due to higher net revenue, gross margins, and lower SG&A expenses as a percentage of net revenues as compared to the third quarter of fiscal 2019.
•In Asia, net revenues and operating income increased versus 2020, reflecting the impact of the pandemic on prior year results.
Compared to the third quarter of fiscal 2019, Asia net revenues declined 23 percent on reported and constant-currency bases driven by the ongoing impact of COVID-19 in the region. Wholesale and DTC store net revenues declined while company operated e-commerce net revenues increased 62 percent. Net revenues through all digital channels grew 93 percent and represented 20 percent of the region’s sales in the quarter.
Operating income for the region decreased due to lower net revenue and gross margin, as well as higher SG&A expenses as a percentage of net revenues as compared to the third quarter of fiscal 2019.
Year-to-date 2021 results are included in the company's Quarterly Report on Form 10-Q for the quarter ended August 29, 2021.

Cash Flow and Balance Sheet
•Cash and cash equivalents at the end of the third quarter of fiscal 2021 of $1.4 billion and short-term investments of $96 million were complemented by $716 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $2.2 billion.
•Net debt at the end of the third quarter of fiscal 2021 was negative $221 million. The company’s leverage ratio was 1.6 at the end of the third quarter of fiscal 2021, as compared to 4.5 at the end of the third quarter of fiscal 2020.
•Cash from operations for the first nine months of fiscal 2021 increased to $499 million as compared to $241 million for the first nine months of fiscal 2020. The increase in cash from operations is primarily driven by higher collections of trade receivables, partially offset by higher spending on inventory and SG&A expenses, reflective of the increase in sales in comparison to the same period in prior year.
•Adjusted free cash flow for the first nine months of fiscal 2021 was $220 million, an increase of $251 million compared to the first nine months of fiscal 2020, primarily reflecting higher cash from operations.
•Total inventories were down four percent compared to the end of the corresponding prior-year period.
•The company declared a dividend of $0.08 per share totaling approximately $32 million, payable in cash on or after November 17, 2021 to the holders of record of Class A common stock and Class B common stock at the close of business on October 29, 2021. This dividend will bring the total 2021 dividends to approximately $104 million.
•The company’s board of directors authorized a share buyback program. Under this program, the company is authorized to purchase up to $200 million of its Class A common stock.
Additional information regarding net debt, leverage ratio, and Adjusted free cash flow, all of which are non-GAAP financial measures, is provided at the end of this press release.

Guidance
The company's expectations for the fourth quarter are as follows:
•Reported net revenues growth of 20-to-21 percent compared to the fourth quarter of fiscal 2020, which represents reported net revenues growth of six-to-seven percent compared to the fourth quarter of fiscal 2019; and
•Adjusted diluted EPS of 38-to-40 cents, bringing the full-year Adjusted diluted EPS outlook to $1.43-to-$1.45.
The company plans to share additional details during its investor conference call. The company's outlook assumes no significant worsening of the COVID-19 pandemic or dramatic incremental closure of global economies.
Investor Conference Call
The company’s third-quarter 2021 investor conference call will be available through a live audio webcast at https://edge.media-server.com/mmc/p/es5n43m9 on October 6, 2021, at 2 p.m. Pacific / 5 p.m. Eastern or via the following phone numbers: 833-693-0541 in the United States and Canada or +1-661-407-1582 internationally; I.D. No. 1570959. A replay of the webcast will be available on http://investors.levistrauss.com starting approximately two hours after the event and archived on the site for one quarter. A telephone replay will be available until October 13, 2021 at +1-855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 1570959.

About Levi Strauss & Co.
Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, Denizen® and Beyond Yoga® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,000 brand-dedicated stores and shop-in-shops. Levi Strauss & Co.'s reported 2020 net revenues were $4.5 billion. For more information, go to http://levistrauss.com, and for company news and announcements go to http://investors.levistrauss.com.
Forward Looking Statements
This press release and related conference call contain, in addition to historical information, forward-looking statements, including statements related to the company’s ability to manage its business and liquidity during and after the COVID-19 pandemic, including its ability to forecast its results and re-open stores globally, the timing and effectiveness of global efforts to roll out vaccines, and the impact of potential virus variants and COVID-19 resurgences on the company’s business and results of operations; emerging from the pandemic as a stronger business and driving sustainable, profitable growth; the impact of the COVID-19 pandemic on the company’s results of operations; the company’s prospects for financial performance and growth, including Adjusted EBIT and Adjusted gross margin, following the COVID-19 pandemic and its ability to achieve financial results exceeding those recognized by the company before the onset of the COVID-19 pandemic; future financial results and contributing factors to such future financial results, including net revenues (on a fiscal and calendar basis), gross margin, Adjusted gross margin, Adjusted EBIT margin, Adjusted diluted EPS, Adjusted SG&A, tax rate and capital expenditures; the company’s ability to integrate and grow the Beyond Yoga business; and future dividends and share repurchases. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project,” "confident" and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal year 2020 and its Quarterly Report on Form 10-Q for the quarter ended August 29, 2021, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, and Adjusted free cash flow, to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (both reported and on a constant-currency basis), Adjusted net income margin (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, and Adjusted free cash flow, and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures.
Constant-currency
The company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily include the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency. Additionally, gross margin is impacted by gains and losses related to the procurement of inventory, primarily products sourced in EUR and USD, by the company's global sourcing organization on behalf of its foreign subsidiaries.
Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	August 29, 2021	November 29, 2020

	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$1,376,625	$1,497,155
Short-term investments in marketable securities	95,511	96,531
Trade receivables, net	667,291	540,227
Inventories	902,346	817,692
Other current assets	189,252	174,636
Total current assets	3,231,025	3,126,241
Property, plant and equipment, net	456,260	454,532
Goodwill	265,534	264,768
Other intangible assets, net	46,731	47,426
Deferred tax assets, net	556,815	497,556
Operating lease right-of-use assets, net	1,136,465	988,801
Other non-current assets	297,942	261,917
Total assets	$5,990,772	$5,641,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$7,485	$17,631
Accounts payable	551,534	375,450
Accrued salaries, wages and employee benefits	242,688	179,081
Restructuring liabilities	30,204	54,723
Accrued income taxes	35,720	21,986
Accrued sales returns and allowances	196,910	185,868
Short-term operating lease liabilities	248,578	237,142
Other accrued liabilities	455,926	477,001
Total current liabilities	1,769,045	1,548,882
Long-term debt	1,243,313	1,546,700
Postretirement medical benefits	55,362	60,249
Pension liabilities	165,907	168,721
Long-term employee related benefits	106,595	94,654
Long-term operating lease liabilities	992,716	858,293
Other long-term liabilities	47,948	64,267
Total liabilities	4,380,886	4,341,766

Commitments and contingencies

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized, 95,813,263 shares and 74,352,481 shares issued and outstanding as of August 29, 2021 and November 29, 2020, respectively; and 422,000,000 Class B shares authorized, 306,207,267 shares and 323,547,674 shares issued and outstanding, as of August 29, 2021 and November 29, 2020, respectively	402	398
Additional paid-in capital	598,756	626,243
Accumulated other comprehensive loss	(431,817)	(441,446)
Retained earnings	1,442,545	1,114,280
Total stockholders’ equity	1,609,886	1,299,475
Total liabilities and stockholders’ equity	$5,990,772	$5,641,241

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the third quarter of fiscal 2021 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	August 29, 2021	August 23, 2020	August 29, 2021	August 23, 2020

	(Dollars in thousands, except per share amounts) (Unaudited)
Net revenues	$1,497,582	$1,063,085	$4,079,155	$3,066,753
Cost of goods sold	635,427	485,687	1,706,770	1,480,376
Gross profit	862,155	577,398	2,372,385	1,586,377
Selling, general and administrative expenses	649,460	484,002	1,861,374	1,695,072
Restructuring charges, net	(3,615)	1,071	11,123	68,442
Operating income (loss)	216,310	92,325	499,888	(177,137)
Interest expense	(18,118)	(28,437)	(61,361)	(56,337)
Loss on early extinguishment of debt	—	—	(30,338)	—
Other income (expense), net	4,847	(12,274)	5,220	(8,269)
Income (loss) before income taxes	203,039	51,614	413,409	(241,743)
Income tax expense (benefit)	9,706	24,565	12,853	(57,932)
Net income (loss)	$193,333	$27,049	$400,556	$(183,811)
Earnings (loss) per common share attributable to common stockholders:
Basic	$0.48	$0.07	$1.00	$(0.46)
Diluted	$0.47	$0.07	$0.97	$(0.46)
Weighted-average common shares outstanding:
Basic	402,957,370	397,711,322	401,526,123	397,010,522
Diluted	413,105,419	407,677,385	411,480,981	397,010,522

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the third quarter of fiscal 2021 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Nine Months Ended
	August 29, 2021	August 23, 2020	August 29, 2021	August 23, 2020

	(Dollars in thousands) (Unaudited)
Net income (loss)	$193,333	$27,049	$400,556	$(183,811)
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	261	3,640	5,944	13,844
Derivative instruments	34,613	(63,271)	21,877	(50,068)
Foreign currency translation (losses) gains	(29,877)	36,915	(14,518)	(1,974)
Unrealized gains on marketable securities	1,916	6,104	6,351	5,313
Total other comprehensive income (loss), before related income taxes	6,913	(16,612)	19,654	(32,885)
Income tax (benefit) expense related to items of other comprehensive income (loss)	(7,241)	6,385	(10,025)	4,392
Comprehensive income (loss), net of income taxes	$193,005	$16,822	$410,185	$(212,304)

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the third quarter of fiscal 2021 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Three Months Ended August 29, 2021
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at May 30, 2021	$402	$583,702	$1,281,407	$(431,489)	$—	$1,434,022
Net income	—	—	193,333	—	—	193,333
Other comprehensive loss, net of tax	—	—	—	(328)	—	(328)
Stock-based compensation and dividends, net	—	16,579	(35)	—	—	16,544
Employee stock purchase plan	—	1,854	—	—	—	1,854
Tax withholdings on equity awards	—	(3,379)	—	—	—	(3,379)
Cash dividends declared ($0.08 per share)	—	—	(32,160)	—	—	(32,160)
Balance at August 29, 2021	$402	$598,756	$1,442,545	$(431,817)	$—	$1,609,886

	Nine Months Ended August 29, 2021
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at November 29, 2020	$398	$626,243	$1,114,280	$(441,446)	$—	$1,299,475
Net income	—	—	400,556	—	—	400,556
Other comprehensive loss, net of tax	—	—	—	9,629	—	9,629
Stock-based compensation and dividends, net	4	46,677	(35)	—	—	46,646
Employee stock purchase plan	—	5,575	—	—	—	5,575
Tax withholdings on equity awards	—	(79,739)	—	—	—	(79,739)
Cash dividends declared ($0.18 per share)	—	—	(72,256)	—	—	(72,256)
Balance at August 29, 2021	$402	$598,756	$1,442,545	$(431,817)	$—	$1,609,886

	Three Months Ended August 23, 2020
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at May 24, 2020	$396	$611,993	$1,030,513	$(477,696)	$—	$1,165,206
Net loss	—	—	27,049	—	—	27,049
Other comprehensive loss, net of tax	—	—	—	(10,227)	—	(10,227)
Stock-based compensation and dividends, net	1	11,840	(197)	—	—	11,644
Employee stock purchase plan	—	1,889	—	—	—	1,889
Repurchase of common stock	—	—	—	—	—	—
Tax withholdings on equity awards	—	(4,290)	—	—	—	(4,290)
Balance at August 23, 2020	$397	$621,432	$1,057,365	$(487,923)	$—	$1,191,271

	Nine Months Ended August 23, 2020
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at November 24, 2019	$394	$657,659	$1,310,464	$(404,986)	$8,026	$1,571,557
Net loss	—	—	(183,811)	—	—	(183,811)
Other comprehensive loss, net of tax	—	—	—	(28,493)	—	(28,493)
Stock-based compensation and dividends, net	6	37,460	(224)	—	—	37,242
Employee stock purchase plan	—	6,171	—	—	—	6,171
Repurchase of common stock	(3)	—	(56,240)	—	—	(56,243)
Tax withholdings on equity awards	—	(79,858)	—	—	—	(79,858)
Changes in ownership of noncontrolling interest	—	—	(8,809)	—	(8,026)	(16,835)
Cumulative effect of the adoption of new accounting standards	—	—	59,624	(54,444)	—	5,180
Cash dividends declared ($0.16 per share)	—	—	(63,639)	—	—	(63,639)
Balance at August 23, 2020	$397	$621,432	$1,057,365	$(487,923)	$—	$1,191,271

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the third quarter of fiscal 2021 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	August 29, 2021	August 23, 2020

	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$400,556	$(183,811)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,575	104,997
Property, plant, equipment, and right-of-use asset impairments	12,847	60,968
Loss on early extinguishment of debt	30,338	—
Stock-based compensation	46,646	37,242
(Recoveries) credit losses and accounts receivable allowances	(576)	10,697
Benefit from deferred income taxes	(71,044)	(87,871)
Other, net	16,688	8,035
Change in operating assets and liabilities, net of effect of acquisition:
Trade receivables	(133,015)	219,779
Inventories	(92,094)	(47,289)
Accounts payable	177,873	100,789
Accrued salaries, wages and employee benefits and long-term employee related benefits	67,190	(82,497)
Other current and non-current assets	(180,867)	(60,130)
Other current and long-term liabilities	118,735	159,956
Net cash provided by operating activities	498,852	240,865
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(108,431)	(89,487)
Payments for business acquisition	(1,076)	(54,282)
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(18,533)	17,636
Payments to acquire short-term investments	(89,072)	(67,458)
Proceeds from sale, maturity and collection of short-term investments	89,368	75,863
Net cash used for investing activities	(127,744)	(117,728)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	500,000	502,500
Repayments of long-term debt	(800,000)	—
Proceeds from senior revolving credit facility	—	300,000
Repayments of senior revolving credit facility	—	(300,000)
Other short-term borrowings, net	(10,460)	16,671
Payment of debt extinguishment costs	(20,000)	—
Payment of debt issuance and refinancing costs	(10,663)	(6,459)
Proceeds from issuance of common stock and employee stock purchase	5,575	6,173
Repurchase of common stock	—	(56,243)
Repurchase of shares surrendered for tax withholdings on equity awards	(79,739)	(79,857)
Payments to noncontrolling interests	—	(16,090)
Dividend to stockholders	(72,256)	(63,639)
Other financing, net	(2,069)	(535)
Net cash (used for) provided by financing activities	(489,612)	302,521
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2,112)	(6,914)
Net (decrease) increase in cash and cash equivalents and restricted cash	(120,616)	418,744
Beginning cash and cash equivalents, and restricted cash	1,497,648	934,753
Ending cash and cash equivalents, and restricted cash	1,377,032	1,353,497
Less: Ending restricted cash	(407)	(455)
Ending cash and cash equivalents	$1,376,625	$1,353,042

Noncash Investing and Financing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$42,563	$33,255
Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$30,715	$38,036
Cash paid for income taxes during the period, net of refunds	50,089	34,657
The notes accompanying the consolidated financial statements in the company's Form 10-Q for the third quarter of fiscal 2021 are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE THIRD QUARTER OF 2021
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call held on October 6, 2021, discussing the company’s financial condition and results of operations as of and for the quarter ended August 29, 2021. Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, net debt, Adjusted free cash flow, constant-currency net revenues, constant-currency Adjusted EBIT and leverage ratio are not financial measures prepared in accordance with GAAP. As used in this press release: (1) Adjusted gross profit, represents gross profit excluding COVID-19 related inventory costs and Adjusted gross margin, represents Adjusted gross profit as a percentage of net revenues; (2) Adjusted SG&A represents SG&A less charges related to changes in fair value on cash-settled stock-based compensation, COVID-19 related charges, and restructuring related charges, severance and other, net; (3) Adjusted EBIT represents net income (loss) excluding income tax expense (benefit), interest expense, other (income) expense, net, loss on early extinguishment of debt, impact of changes in fair value on cash-settled stock-based compensation, COVID-19 related inventory costs and other charges, and restructuring and restructuring related charges, severance and other, net, and Adjusted EBIT margin as Adjusted EBIT as a percentage of net revenues; (4) Adjusted EBITDA represents Adjusted EBIT excluding depreciation and amortization expense; (5) Adjusted net income represents net income (loss) excluding charges related to the impact of changes in fair value on cash-settled stock-based compensation, loss on early extinguishment of debt, COVID-19 related inventory costs and other charges, and restructuring and restructuring related charges, severance and other, net, and tax impact of adjustments and Adjusted net income margin as Adjusted net income as a percentage of net revenues; (6) Adjusted diluted earnings per share represents Adjusted net income per weighted-average number of diluted common shares; (7) net debt represents total debt, excluding capital leases, less cash and cash equivalents and short-term investments in marketable securities; (8) leverage ratio represents total debt, excluding capital leases, divided by the last twelve months of Adjusted EBITDA; (9) Adjusted free cash flow represents net cash provided by operating activities less purchases of property, plant and equipment, plus proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, less repurchase of common stock including shares surrendered for tax withholdings on equity award exercises, and cash dividends to stockholders; (10) constant-currency net revenues represents net revenues without the impact of foreign currency exchange rate fluctuations; (11) constant-currency Adjusted EBIT represents Adjusted EBIT without the impact of foreign currency exchange rate fluctuations; (12) constant-currency Adjusted net income represents Adjusted net income without the impact of foreign currency exchange rate fluctuations; and (13) constant-currency Adjusted diluted earnings per share represents Adjusted diluted earnings per share without the impact of foreign currency exchange rate fluctuations.

Adjusted Gross Profit:

	Three Months Ended		Nine Months Ended
	August 29, 2021	August 23, 2020	August 29, 2021	August 23, 2020

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Gross profit	$862.2	$577.4	$2,372.4	$1,586.4

Non-GAAP measure:
Gross profit	$862.2	$577.4	$2,372.4	$1,586.4
COVID-19 related inventory costs (1)	(0.7)	(7.9)	(15.1)	78.7
Adjusted gross profit	$861.5	$569.5	$2,357.3	$1,665.1
Adjusted gross margin	57.5%	53.6%	57.8%	54.3%
_____________
(1)For the three-month and nine-month periods ended August 29, 2021, the reductions in COVID-19 related inventory charges is primarily related to reductions in our estimate of adverse fabric purchase commitments, initially recorded in the second quarter of 2020.
For the three-month period ended August 23, 2020, COVID-19 related inventory charges includes $7.9 million in reductions in COVID-19 related inventory charges, primarily due to reductions in our estimate of adverse fabric purchase commitments, initially recorded in the second quarter of 2020. During the nine-month period ended August 23, 2020, the charges include $48.1 million of incremental inventory reserves and $29.8 million of adverse fabric purchase commitments.

Adjusted SG&A:

	Three Months Ended		Nine Months Ended
	August 29, 2021	August 23, 2020	August 29, 2021	August 23, 2020

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Selling, general and administrative expenses	$649.5	$484.0	$1,861.4	$1,695.1

Non-GAAP measure:
Selling, general and administrative expenses	$649.5	$484.0	$1,861.4	$1,695.1
Impact of changes in fair value on cash-settled stock-based compensation	(0.9)	(1.8)	(3.4)	(6.0)
COVID-19 related charges(1)	(5.7)	4.1	1.2	(83.9)
Restructuring related charges, severance and other, net(2)	(3.2)	(1.1)	(12.3)	(7.8)
Adjusted SG&A	$639.7	$485.2	$1,846.9	$1,597.4
_____________
(1)For the three-month period ended August 29, 2021, the COVID-19 related charges primarily include impairment charges of certain retail store related assets. For the nine-month period ended August 29, 2021 the COVID-19 related charges primarily include reductions in allowances related to customer receivables partially offset with impairment charges of certain retail store related assets.
For the three-month period ended August 23, 2020, the COVID-19 related charges include a net reduction of $4.1 million primarily related to recoveries of receivables previously estimated to be not collectible, offset by incremental costs incurred in response to the global pandemic. For the nine-month period ended August 23, 2020, the COVID-19 related charges primarily include $43.0 million in impairment of certain operating lease right-of-use assets and $17.4 million in impairment of property and equipment related to certain retail locations and other corporate assets, and $21.0 million of charges related to customer receivables.
(2)Other charges included in restructuring related charges, severance and other, net include charges related to an international customs audit, transaction and deal related costs, acquisition and integration costs and amortization of acquired intangible assets.

Adjusted EBIT and Adjusted EBITDA:

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	August 29, 2021	August 23, 2020	August 29, 2021	August 23, 2020	August 29, 2021	August 23, 2020

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income (loss)	$193.3	$27.0	$400.6	$(183.8)	$457.3	$(88.0)

Non-GAAP measure:
Net income (loss)	$193.3	$27.0	$400.6	$(183.8)	$457.3	$(88.0)
Income tax expense (benefit)	9.7	24.6	12.8	(57.9)	8.1	(35.5)
Interest expense	18.1	28.4	61.4	56.3	87.3	74.5
Other (income) expense, net	(4.8)	12.3	(5.2)	8.3	8.9	3.5
Loss on early extinguishment of debt	—	—	30.3	—	30.3	—
Impact of changes in fair value on cash-settled stock-based compensation(1)	0.9	1.8	3.4	6.0	4.5	14.7
COVID-19 related inventory costs and other charges (2)	5.0	(12.0)	(16.3)	162.6	(19.3)	162.6
Restructuring and restructuring related charges, severance and other, net(3)	(0.4)	2.1	23.4	76.2	46.7	82.2
Adjusted EBIT	$221.8	$84.2	$510.4	$67.7	$623.8	$214.0
Depreciation and amortization(4)	35.5	32.6	105.2	101.0	140.8	134.6
Adjusted EBITDA	$257.3	$116.8	$615.6	$168.7	$764.6	$348.6
Adjusted EBIT margin	14.8%	7.9%	12.5%	2.2%
_____________
(1)Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(2)For the three-month period ended August 29, 2021, the COVID-19 related inventory costs and other charges recognized mainly represents impairment charges of certain retail store related assets. For the nine-month period ended August 29, 2021, the net reduction in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments and allowances related to customer receivables partially offset with impairment charges of certain retail store related assets.
For the three-month period ended August 23, 2020, the COVID-19 related inventory costs and other charges primarily include $12.0 million of reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments, the recoveries of receivables previously estimated to be not collectible, offset by incremental costs incurred in response to the global pandemic. For the nine-month period ended August 23, 2020, the COVID-19 related inventory costs and other charges primarily include $48.1 million of incremental inventory reserves, $29.8 million of adverse fabric purchase commitments, $43.0 million and $17.4 million in impairment of operating lease right-of-use assets and property and equipment related, respectively, and $21.0 million of charges related to customer receivables.
(3)Other charges included in restructuring and restructuring related charges, severance and other, net include charges related to an international customs audit, transaction and deal related costs, acquisition and integration costs and amortization of acquired intangible assets.
(4)Depreciation and amortization amount net of amortization of acquired intangible assets included in Restructuring and related charges, severance and other, net.

Adjusted Net Income and Adjusted Diluted Earnings per Share:

	Three Months Ended		Nine Months Ended
	August 29, 2021	August 23, 2020	August 29, 2021	August 23, 2020

	(Dollars in millions, except per share amounts)
	(Unaudited)
Most comparable GAAP measure:
Net income (loss)	$193.3	$27.0	$400.6	$(183.8)

Non-GAAP measure:
Net income (loss)	$193.3	$27.0	$400.6	$(183.8)
Impact of changes in fair value on cash-settled stock-based compensation(1)	0.9	1.8	3.4	6.0
Loss on early extinguishment of debt	—	—	30.3	—
COVID-19 related inventory costs and other charges(2)	5.0	(12.0)	(16.3)	162.6
Restructuring and restructuring related charges, severance and other, net(3)	(0.4)	2.1	23.4	76.2
Tax impact of adjustments	(1.4)	12.4	(10.2)	(58.7)
Adjusted net income	$197.4	$31.3	$431.2	$2.3

Adjusted net income margin	13.2%	2.9%	10.6%	0.1%
Adjusted diluted earnings per share	$0.48	$0.08	$1.05	$0.01
_____________
(1)Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(2)For the three-month period ended August 29, 2021, the COVID-19 related inventory costs and other charges recognized mainly represents impairment charges of certain retail store related assets. For the nine-month period ended August 29, 2021, the net reduction in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments and allowances related to customer receivables partially offset with impairment charges of certain retail store related assets.
For the three-month period ended August 23, 2020, the COVID-19 related inventory costs and other charges primarily include $12.0 million reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments, the recoveries of receivables previously estimated to be not collectible, offset by incremental costs incurred in response to the global pandemic. For the nine-month period ended August 23, 2020, the COVID-19 related inventory costs and other charges primarily include $48.1 million of incremental inventory reserves, $29.8 million of adverse fabric purchase commitments, $43.0 million and $17.4 million in impairment of operating lease right-of-use assets and property and equipment related, respectively, and $21.0 million of charges related to customer receivables.
(3)Other charges included in restructuring and restructuring related charges, severance and other, net include charges related to an international customs audit, transaction and deal related costs, acquisition and integration costs and amortization of acquired intangible assets.

Net Debt and Leverage Ratio:

	August 29, 2021	November 29, 2020

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Total debt, excluding capital leases	$1,250.8	$1,564.3

Non-GAAP measure:
Total debt, excluding capital leases	$1,250.8	$1,564.3
Cash and cash equivalents	(1,376.6)	(1,497.2)
Short-term investments in marketable securities	(95.5)	(96.5)
Net debt	$(221.3)	$(29.4)

	August 29, 2021	August 23, 2020

	(Dollars in millions)
	(Unaudited)
Total debt, excluding capital leases	$1,250.8	$1,567.2
Last Twelve Months Adjusted EBITDA(1)	$764.6	$348.6
Leverage ratio	1.6	4.5
_____________
(1)Last Twelve Months Adjusted EBITDA is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.

Adjusted Free Cash Flow:

	Three Months Ended		Nine Months Ended
	August 29, 2021	August 23, 2020	August 29, 2021	August 23, 2020

	(Dollars in millions)		(Dollars in millions)
	(Unaudited)		(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$250.9	$199.5	$498.9	$240.9
Net cash used for investing activities	(57.3)	(10.1)	(127.7)	(117.7)
Net cash (used for) provided by financing activities	(36.5)	(287.1)	(489.6)	302.5

Non-GAAP measure:
Net cash provided by operating activities	$250.9	$199.5	$498.9	$240.9
Purchases of property, plant and equipment	(40.9)	(14.3)	(108.4)	(89.5)
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(14.2)	2.5	(18.5)	17.6
Repurchase of common stock	—	—	—	(56.2)
Repurchase of shares surrendered for tax withholdings on equity awards	(3.3)	(4.3)	(79.7)	(79.9)
Dividend to stockholders	(32.2)	—	(72.3)	(63.6)
Adjusted free cash flow	$160.3	$183.4	$220.0	$(30.7)

Constant-Currency:
We calculate constant-currency amounts by translating local currency amounts in the comparison period at actual foreign exchange rates for the current period. Due to the significant impact of COVID-19 on our prior year figures, we have included comparisons to the same period in 2019 for additional context.
The table below sets forth the calculation of net revenues for each of our regional operating segments on a constant-currency basis for the prior-year comparison periods applicable to the three-month and nine-month periods ended August 29, 2021:

	Three Months Ended			Nine Months Ended
	August 29, 2021	August 23, 2020	% Increase (Decrease)	August 29, 2021	August 23, 2020	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues
As reported	$1,497.6	$1,063.1	40.9%	$4,079.2	$3,066.8	33.0%
Impact of foreign currency exchange rates	—	21.8	*	—	81.2	*
Constant-currency net revenues	$1,497.6	$1,084.9	38.0%	$4,079.2	$3,148.0	29.6%

Americas
As reported	$838.0	$549.8	52.4%	$2,194.3	$1,578.1	39.0%
Impact of foreign currency exchange rates	—	6.7	*	—	4.8	*
Constant-currency net revenues - Americas	$838.0	$556.5	50.6%	$2,194.3	$1,582.9	38.6%

Europe
As reported	$494.5	$390.4	26.7%	$1,288.9	$1,032.4	24.8%
Impact of foreign currency exchange rates	—	10.1	*	—	58.0	*
Constant-currency net revenues - Europe	$494.5	$400.5	23.5%	$1,288.9	$1,090.4	18.2%

Asia
As reported	$165.1	$122.9	34.3%	$596.0	$456.3	30.6%
Impact of foreign currency exchange rates	—	5.0	*	—	18.4	*
Constant-currency net revenues - Asia	$165.1	$127.9	29.1%	$596.0	$474.7	25.6%
___________
* Not meaningful

The table below sets forth the calculation of net revenues for each of our regional operating segments on a constant-currency basis for the 2019 comparison periods applicable to the three-month and nine-month periods ended August 29, 2021:

	Three Months Ended			Nine Months Ended
	August 29, 2021	August 25, 2019	% Increase (Decrease)	August 29, 2021	August 25, 2019	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues
As reported	$1,497.6	$1,447.1	3.5%	$4,079.2	$4,194.5	(2.7)%
Impact of foreign currency exchange rates	—	15.5	*	—	56.8	*
Constant-currency net revenues	$1,497.6	$1,462.6	2.4%	$4,079.2	$4,251.3	(4.0)%

Americas
As reported	$838.0	$770.8	8.7%	$2,194.3	$2,180.8	0.6%
Impact of foreign currency exchange rates	—	(3.9)	*	—	(13.1)	*
Constant-currency net revenues - Americas	$838.0	$766.9	9.3%	$2,194.3	$2,167.7	1.2%

Europe
As reported	$494.5	$463.3	6.7%	$1,288.9	$1,326.3	(2.8)%
Impact of foreign currency exchange rates	—	17.8	*	—	59.1	*
Constant-currency net revenues - Europe	$494.5	$481.1	2.8%	$1,288.9	$1,385.4	(7.0)%

Asia
As reported	$165.1	$213.0	(22.5)%	$596.0	$687.4	(13.3)%
Impact of foreign currency exchange rates	—	1.6	*	—	10.8	*
Constant-currency net revenues - Asia	$165.1	$214.6	(23.1)%	$596.0	$698.2	(14.6)%
___________
* Not meaningful

Constant-Currency Adjusted EBIT:

	Three Months Ended			Nine Months Ended
	August 29, 2021	August 23, 2020	% Increase (Decrease)	August 29, 2021	August 23, 2020	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Adjusted EBIT(1)	$221.8	$84.2	163.4%	$510.4	$67.7	*
Impact of foreign currency exchange rates	—	1.8	*	—	2.4	*
Constant-currency Adjusted EBIT	$221.8	$86.0	157.9%	$510.4	$70.1	*
Constant-currency Adjusted EBIT margin(2)	14.8%	7.9%		12.5%	2.2%
_____________
(1)Adjusted EBIT is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Constant-Currency Adjusted Net Income and Adjusted Diluted Earnings per Share:

	Three Months Ended			Nine Months Ended
	August 29, 2021	August 23, 2020	% Increase (Decrease)	August 29, 2021	August 23, 2020	% Increase (Decrease)

	(Dollars in millions, except per share amounts)
	(Unaudited)
Adjusted net income (1)	$197.4	$31.3	*	$431.2	$2.3	*
Impact of foreign currency exchange rates	—	(0.3)	*	—	3.0	*
Constant-currency Adjusted net income	$197.4	$31.0	*	$431.2	$5.3	*
Constant-currency Adjusted net income margin(2)	13.2%	2.9%		10.6%	0.2%

Adjusted diluted earnings per share	$0.48	$0.08	*	$1.05	$0.01	*
Impact of foreign currency exchange rates	—	—	*	—	—	*
Constant-currency Adjusted diluted earnings per share	$0.48	$0.08	*	$1.05	$0.01	*
_____________
(1)Adjusted net income is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues.
* Not meaningful